Exhibit 99.1

Prospect Capital Reports December 2018 Quarterly Results and Declares Additional Monthly Distributions

NEW YORK - (GLOBE NEWSWIRE) - February 6, 2019 - Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our second fiscal quarter ended December 31, 2018.

All amounts in $000’s except per share amounts	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2018	September 30, 2018	December 31, 2017

Net Investment Income (“NII”)	$80,811	$85,159	$73,192
Interest as % of Total Investment Income	84.1%	88.4%	94.4%

NII per Share	$0.22	$0.23	$0.20

Net (Loss) Income	$(67,389)	$83,795	$121,727
Net (Loss) Income per Share	$(0.18)	$0.23	$0.34

Distributions to Shareholders	$65,837	$65,693	$64,912
Distributions per Share	$0.18	$0.18	$0.18

NAV per Share at Period End	$9.02	$9.39	$9.28

Net of Cash Debt to Equity Ratio	75.0%	75.1%	60.2%

For the December 2018 quarter, we earned net investment income (“NII”) of $80.8 million, or $0.22 per weighted average share, down $0.01 from the September 2018 quarter, exceeding our current quarterly dividend rate of $0.18 per share by $0.04 per share. The decrease in NII per share resulted primarily from an increase in operating expenses partially offset by an increase in investment income due to higher levels of structuring fee income compared to the September 2018 quarter.
In the December 2018 quarter, our net of cash debt to equity ratio was 75.0%, down 0.1% from September 2018.
For the December 2018 quarter, our net loss was $(67.4) million, or $(0.18) per weighted average share, a decrease of $0.41 from the September 2018 quarter. The decrease in our net asset value (“NAV”) resulted primarily from unrealized losses in our portfolio, including due to a decline in industry valuations in the overall debt and equity capital markets as of December 31, 2018.
Our NAV per share decreased by $0.37 to $9.02 during the December 2018 quarter.

All amounts in $000’s except per share amounts	Six Months Ended December 31, 2018	Six Months Ended December 31, 2017

NII	$165,970	$136,924
NII per Share	$0.45	$0.38

Net Income (“NI”)	$16,406	$133,700
NI per Share	$0.04	$0.37

Distributions to Shareholders	$131,531	$146,559
Distributions per Share	$0.36	$0.41

For the six months ended December 31, 2018, we earned NII of $166.0 million, or $0.45 per weighted average share, up $0.07 from the prior year. For the six months ended December 31, 2018, we earned NI of $16.4 million, or $0.04 per weighted average share, down $0.33 from the prior year.

DISTRIBUTION DECLARATION

Prospect is declaring distributions as follows:

•	$0.06 per share for February 2019 to February 28, 2019 record holders with March 21, 2019 payment date;

•	$0.06 per share for March 2019 to March 29, 2019 record holders with April 18, 2019 payment date; and

•	$0.06 per share for April 2019 to April 30, 2019 record holders with May 23, 2019 payment date.
These distributions mark Prospect’s 127th, 128th, and 129th consecutive cash distributions to shareholders.
Based on the declarations above, Prospect’s closing stock price of $6.93 at February 5, 2019 delivers to shareholders a dividend yield of 10.4%.

Based on past distributions and our current share count for declared distributions, Prospect since inception through our April 2019 distribution will have distributed $17.16 per share to original shareholders, aggregating approximately $2.8 billion in cumulative distributions to all shareholders.
Prospect expects to declare May 2019, June 2019, July 2019, and August 2019 distributions in May 2019.

PORTFOLIO AND INVESTMENT ACTIVITY

We continue to prioritize secured lending. At December 31, 2018, September 30, 2018, and June 30, 2018, our portfolio comprised the following:

All amounts in $000’s except per unit amounts	As of	As of	As of
	December 31, 2018	September 30, 2018	June 30, 2018

Total Investments (at fair value)	$5,842,570	$5,936,683	$5,727,279
Number of Portfolio Companies	139	137	135
% Controlled Investments (at fair value)	41.6%	41.9%	42.0%

Secured First Lien	46.2%	44.4%	43.9%
Secured Second Lien	23.1%	21.7%	22.1%
Structured Credit	16.0%	16.3%	16.8%
Equity Investments	14.3%	17.1%	16.6%
Unsecured Debt	0.4%	0.5%	0.6%

Annualized Current Yield - All Investments	10.7%	10.8%	10.5%
Annualized Current Yield - Performing Interest Bearing Investments	13.1%	13.5%	13.0%
	12.5%
Top Industry Concentration(1)	13.8%	14.1%	14.2%

Energy Industry Concentration(1)	3.0%	3.2%	3.0%

Non-Accrual Loans as % of Total Assets (2)	3.6%	2.4%	2.5%

Weighted Average Portfolio Net Leverage(3)	4.57x	4.58x	4.60x
Weighted Average Portfolio EBITDA(3)	$58,491	$56,459	$55,384

(1)	Excluding our underlying industry-diversified structured credit portfolio.

(2)	Calculated at fair value.

(3)	For additional disclosure see “Weighted Average Portfolio EBITDA and Net Leverage” at the end of this release.

During the December 31, 2018 and September 30, 2018 quarters, our investment origination and repayment activity was as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	December 31, 2018	September 30, 2018

Total Originations	$226,252	$254,642

Non-Agented Debt	63.7%	20.8%
Structured Credit	19.0%	9.3%
Agented Sponsor Debt	14.5%	63.6%
Agented Non-Sponsor Debt	2.1%	0.0%
Real Estate	0.6%	4.2%
Corporate Yield Buyouts	0.1%	2.1%

Total Repayments	$163,502	$56,608
Originations, Net of Repayments	$62,750	$198,034

For a listing of transactions completed during the quarter, please see section titled “Portfolio Investment Activity” in our Form 10-Q for the quarter ended December 31, 2018.

We have invested in structured credit investments with individual standalone financings non-recourse to Prospect and with our risk limited in each case to our net investment amount. At December 31, 2018 and September 30, 2018, our structured credit portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	December 31, 2018	September 30, 2018

Total Structured Credit Investments	$937,127	$965,322

# of Investments	48	46

CLO Equity
TTM Average Cash Yield(1)(2)(3)	17.5%	16.2%
Annualized Cash Yield(1)(2)(3)	21.0%	11.7%
Annualized GAAP Yield on Fair Value(1)(2)	15.5%	14.4%
Annualized GAAP Yield on Amortized Cost(2)(4)	12.6%	12.2%

Cumulative Cash Distributions	$1,237,719	$1,191,061
% of Original Investment	80.8%	77.9%

# of Underlying Collateral Loans	1,855	1,908
Total Asset Base of Underlying Portfolio	$19,196,380	$19,335,517

Prospect TTM Default Rate	0.92%	1.13%
Broadly Syndicated Market TTM Default Rate	1.63%	1.81%
Prospect Default Rate Outperformance vs. Market	0.71%	0.68%

(1)	Calculation based on fair value.

(2)	Excludes deals in the process of redemption.

(3)	Excludes deals that have yet to make a first payment.

(4)	Calculation based on amortized cost.
To date, including called deals in the process of liquidation, we have exited 11 structured credit investments totaling $290.5 million with an expected average realized IRR of 16.1% and cash on cash multiple of 1.49 times.
Since December 31, 2017 through today, 22 structured credit investments have completed multi-year extensions of their reinvestment periods (typically at reduced liability spreads). We believe further upside exists in our structured credit portfolio through additional refinancings and reinvestment period extensions.

To date during the March 2019 quarter, we have completed new and follow-on investments as follows:

All amounts in $000’s	Quarter Ended
March 31, 2019

Total Originations	$3,290

Non-Agented Debt	100.0%

Total Repayments	$44,307
Originations, Net of Repayments	$(41,017)

LIQUIDITY AND FINANCIAL RESULTS

The following table summarizes key leverage statistics at December 31, 2018, September 30, 2018, and December 31, 2017:

All amounts in $000’s	As of December 31, 2018	As of September 30, 2018	As of December 31, 2017
Net of Cash Debt to Equity Ratio	75.0%	75.1%	60.2%
% of Assets at Floating Rates	88.2%	87.8%	89.3%
% of Liabilities at Fixed Rates	88.5%	85.0%	99.9%

Unencumbered Assets	$4,322,091	$4,667,374	$4,606,067
% of Total Assets	72.4%	75.3%	77.8%

In November 2018 we issued $50 million of 2029 Notes. The below table summarizes our December 2018 quarter issuance and repurchase activity:

All amounts in $000’s	Principal	Rate	Maturity

Debt Issuances
2029 Notes	$50,000	6.875%	June 2029
2024 Notes ATM	$4,450	6.25%	June 2024
2028 Notes ATM	$2,332	6.25%	June 2028
Repurchases
2020 Notes	$13,500	4.75%	April 2020
Prospect Capital InterNotes®	$70,072	4.25% - 5.50%	May 2020 - November 2020

On August 1, 2018, we completed an extension of the revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 5.7 years from such date and reducing the interest rate on drawn amounts to one-month Libor plus 2.20%.

The new Facility, for which $1.02 billion of commitments have been closed to date with 29 institutional lenders (representing one of the most diversified bank groups in our industry), with further increases targeted, includes an accordion feature that allows the Facility, at Prospect's discretion, to accept up to a total of $1.5 billion of commitments. The Facility matures March 27, 2024. The Facility includes a revolving period that extends through March 27, 2022, followed by an additional two-year amortization period, with distributions allowed to Prospect after the completion of the revolving period.
We currently have eight separate unsecured debt issuances aggregating $1.6 billion outstanding, not including our program notes, with laddered maturities extending to June 2029. At December 31, 2018, $725.7 million of program notes were outstanding with staggered maturities through October 2043.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Thursday, February 7, 2019 at 11:00 am. Eastern Time. Dial 888-338-7333. For a replay prior to March 6, 2019, call 877-344-7529 passcode 10128664. The call will be available prior to March 6, 2019 on
Prospect’s website, www.prospectstreet.com.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	December 31, 2018	June 30, 2018

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $2,381,352 and $2,300,526, respectively)	$2,432,766	$2,404,326
Affiliate investments (amortized cost of $176,997 and $55,637, respectively)	91,861	58,436
Non-control/non-affiliate investments (amortized cost of $3,538,047 and $3,475,295, respectively)	3,317,943	3,264,517
Total investments at fair value (amortized cost of $6,096,396 and $5,831,458, respectively)	5,842,570	5,727,279
Cash	109,668	83,758
Receivables for:
Interest, net	7,663	19,783
Other	237	1,867
Deferred financing costs on Revolving Credit Facility (Note 4)	8,493	2,032
Due from broker	580	3,029
Prepaid expenses	568	984
Due from Affiliate	88	88
Total Assets	5,969,867	5,838,820
Liabilities
Revolving Credit Facility	297,000	37,000
Convertible Notes (less unamortized debt issuance costs of $10,636 and $13,074, respectively)	798,011	809,073
Public Notes (less unamortized discount and debt issuance costs of $13,946 and $11,007, respectively)	742,762	716,810
Prospect Capital InterNotes® (less unamortized debt issuance costs of $11,641 and $11,998, respectively)	714,018	748,926
Due to Prospect Capital Management	51,301	49,045
Interest payable	32,975	33,741
Dividends payable	21,963	21,865
Due to broker	—	6,159
Accrued expenses	5,505	5,426
Due to Prospect Administration	1,785	2,212
Other liabilities	1,372	1,516
Total Liabilities	2,666,692	2,431,773
Commitments and Contingencies
Net Assets	$3,303,175	$3,407,047

Components of Net Assets
Common stock, par value $0.001 per share (1,000,000,000 common shares authorized; 366,055,966 and 364,409,938 issued and outstanding, respectively)	$366	$364
Paid-in capital in excess of par	4,032,761	4,021,541
Accumulated overdistributed net investment income	(10,716)	(45,186)
Accumulated net realized loss	(465,410)	(465,493)
Net unrealized loss	(253,826)	(104,179)
Net Assets	$3,303,175	$3,407,047

Net Asset Value Per Share	$9.02	$9.35

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Investment Income
Interest income:
Control investments	$53,674	$47,418	$110,128	$93,448
Affiliate investments	174	—	401	205
Non-control/non-affiliate investments	68,679	75,833	137,288	148,263
Structured credit securities	35,467	30,131	69,619	59,551
Total interest income	157,994	153,382	317,436	301,467
Dividend income:
Control investments	13,000	—	27,665	—
Non-control/non-affiliate investments	266	326	528	870
Total dividend income	13,266	326	28,193	870
Other income:
Control investments	15,741	4,038	18,532	6,129
Non-control/non-affiliate investments	882	4,654	4,144	12,513
Total other income	16,623	8,692	22,676	18,642
Total Investment Income	187,883	162,400	368,305	320,979
Operating Expenses
Base management fee	33,187	29,559	63,144	59,722
Income incentive fee	20,203	18,298	41,493	34,231
Interest and credit facility expenses	40,656	39,347	78,564	80,382
Allocation of overhead from Prospect Administration	5,642	(824)	9,007	2,704
Audit, compliance and tax related fees	2,389	1,866	2,782	2,954
Directors’ fees	150	112	229	225
Other general and administrative expenses	4,845	850	7,116	3,837
Total Operating Expenses	107,072	89,208	202,335	184,055
Net Investment Income	80,811	73,192	165,970	136,924
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	2,801	2	2,802	11
Affiliate investments	—	—	—	846
Non-control/non-affiliate investments	192	(5,675)	1,232	(5,093)
Net realized gains (losses)	2,993	(5,673)	4,034	(4,236)
Net change in unrealized (losses) gains
Control investments	(85,733)	44,425	(33,815)	45,518
Affiliate investments	(5,894)	1,533	(19,649)	6,726
Non-control/non-affiliate investments	(59,069)	8,737	(96,183)	(50,300)
Net change in unrealized (losses) gains	(150,696)	54,695	(149,647)	1,944
Net Realized and Net Change in Unrealized (Losses) Gains from Investments	(147,703)	49,022	(145,613)	(2,292)
Net realized losses on extinguishment of debt	(497)	(487)	(3,951)	(932)
Net (Decrease) Increase in Net Assets Resulting from Operations	$(67,389)	$121,727	$16,406	$133,700
Net (decrease) increase in net assets resulting from operations per share	$(0.18)	$0.34	$0.04	$0.37
Dividends declared per share	$(0.18)	$(0.18)	$(0.36)	$(0.41)

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER SHARE
(in actual dollars)

	Three Months Ended December 31,			Year Ended December 31,
	2018	2017		2018	2017
Per Share Data
Net asset value at beginning of period	$9.39	$9.12		$9.35	$9.32
Net investment income(1)	0.22	0.20		0.45	0.38
Net realized and change in unrealized gains (losses) (1)	(0.40)	0.14		(0.41)	(0.01)
Distributions of net investment income	(0.18)	(0.18)		(0.36)	(0.41)
Common stock transactions(2)	(0.01)	—	(3)	(0.03)	—	(3)
Net asset value at end of period	$9.02	$9.28		$9.02	$9.28

(1)	Per share data amount is based on the weighted average number of common shares outstanding for the period presented (except for dividends to shareholders which is based on actual rate per share).

(2)	Common stock transactions include the effect of issuances and repurchases of common stock, if any.

(3)	Amount is less than $0.01.

WEIGHTED AVERAGE PORTFOLIO EBITDA AND NET LEVERAGE

Weighted Average Portfolio Net Leverage (“Portfolio Net Leverage”) and Weighted Average Portfolio EBITDA (“Portfolio EBITDA”) provide clarity into the underlying capital structure of our portfolio debt investments and the likelihood that our overall portfolio will make interest payments and repay principal.
Portfolio Net Leverage reflects the net leverage of each of our portfolio company debt investments, weighted based on the current fair market value of such investments. The net leverage for each portfolio company is calculated based on our investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to our position within the capital structure because our exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, structured credit residual interests and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to us. Portfolio Net Leverage provides us with some guidance as to our exposure to the interest payment and principal repayment risk of our overall debt portfolio. We monitor our Portfolio Net Leverage on a quarterly basis.
Portfolio EBITDA is used by Prospect to supplement Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Portfolio EBITDA is calculated using the weighted average dollar amount EBITDA of each of our portfolio company debt investments. The calculation provides us with insight into profitability and scale of the portfolio companies within our overall debt investments.
These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments and other nonrecurring transaction expenses.
Together, Portfolio Net Leverage and Portfolio EBITDA assist us in assessing the likelihood that we will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of our underlying portfolio company debt investments, but to supplement such analysis.

ABOUT PROSPECT CAPITAL CORPORATION
Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702